                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 30, 1995

                                 CRIIMI MAE Inc.
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Maryland            1-10360        52-1622022
          --------            -------        ----------
          (State or Other     (Commission    (IRS Employer
          Jurisdiction of     File No.)      Identification
          Incorporation)                     No.)


          11200 Rockville Pike
          Rockville, Maryland                  20852
          --------------------               ---------
          (Address of Principal              (Zip Code)
          Executive Offices)


               Registrant's telephone number, including area code:
                                  301/816-2300


                                 Not Applicable
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report

Item 2.  Acquisition or Disposition of Assets.

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among CRIIMI MAE Inc. ("CRIIMI MAE"), CRIIMI MAE Management, Inc. ("CRIIMI Management"), CRICO Mortgage Company, Inc., CRI/AIM Management, Inc., CRI Acquisition, Inc., William B. Dockser and H. William Willoughby, dated April 20, 1995, the CRI Mortgage Businesses (defined below) were merged into CRIIMI Management, a wholly-owned subsidiary of CRIIMI MAE (the "Merger"). The "CRI Mortgage Businesses" means CRICO Mortgage Company, Inc., CRI/AIM Management, Inc. and CRI Acquisition, Inc. Prior to the Merger, Messrs. Dockser and Willoughby (the "Principals") were the sole stockholders and directors of each of the CRI Mortgage Businesses. Since before the Merger, the Principals have been directors and senior executive officers of CRIIMI MAE.

     The Merger became effective at 11:59 p.m. on June 30, 1995 (the "Closing Date"). The CRI Mortgage Businesses were engaged in mortgage servicing, origination, underwriting, investment and related activities for over 20 years. As a result of the Merger, CRIIMI MAE became a fully integrated, self-managed and self-administered real estate investment trust. The "Merger Proposal" means the Merger and the related transactions described and referred to in CRIIMI MAE's proxy statement dated April 28, 1995 (the "Proxy Statement").

     The consideration paid by CRIIMI MAE (measured on the Closing Date) was approximately $32,900,000. As part of the consideration paid in the Merger, CRIIMI MAE issued on the Closing Date 1,325,419 shares of common stock ("Common Shares"), which vest immediately, to each of the Principals. On the Closing Date, CRIIMI MAE issued, for services rendered in connection with the Merger, to Jay R. Cohen, Frederick J. Burchill, Deborah A. Linn and Cynthia O. Azzara (the "Executive Officers") a total of 110,452 Common Shares. The Common Shares issued to the Executive Officers will vest in three equal installments on the first three anniversaries of the Closing Date.

     The aforementioned Common Shares issued to the Principals and the Executive Officers may not be sold or otherwise transferred, with certain exceptions, until the third anniversary of the Closing Date.

     Pursuant to the Merger Agreement, CRIIMI Management became liable for certain debt of the CRI Mortgage Businesses in the principal amount of $9,100,000.

     The Principals and the Executive Officers entered into employment agreements with CRIIMI Management for terms of five years and three years, respectively. In addition, each of the Principals received from CRIIMI MAE options to purchase one million Common Shares at $1.50 per share more than the aggregate average of the high and low sale prices of Common Shares on the New York Stock Exchange during the ten trading days preceding the Closing Date which price was calculated at $8.27 per share (the "Trading Price") and 500,000 Common Shares at $4.00 per share more than the Trading Price. The options vest in equal installments on the first five anniversaries of the Closing Date. The Executive Officers received from CRIIMI MAE options to purchase a total of 180,000 Common Shares at $1.50 per share more than the Trading Price of $8.27 per share. These options vest in equal installments on the first three anniversaries of the Closing Date. The Principals' and the Executive Officers' options expire on the eighth anniversary of the Closing Date.

     On September 29, 1994, a Special Committee of the Board of Directors of CRIIMI MAE (the "Special Committee") was appointed by the Board of Directors of CRIIMI MAE (the "Board") to consider whether, and on what basis, CRIIMI MAE should become self-administered and self-managed. The members of the Special Committee, Garrett G. Carlson, Sr., G. Richard Dunnells and Robert F. Tardio are not and have not been affiliates of CRI or the CRI Mortgage Businesses nor officers or employees of CRIIMI MAE.

     The consideration paid by CRIIMI MAE in connection with the Merger was determined by negotiations between the Principals and the Special Committee. In the negotiations, the Special Committee was assisted by Duff & Phelps Capital Markets Co. ("Duff & Phelps") and took into account the views of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the financial adviser to CRIIMI MAE with respect to the Merger Proposal. Duff & Phelps rendered an opinion to the effect that the Merger Proposal was fair to CRIIMI MAE and its stockholders other than the Principals, from a financial point of view.

     The Special Committee unanimously recommended the Merger Proposal to the Board. The Board (with the Principals abstaining) unanimously approved the Merger Proposal and recommended that the stockholders of CRIIMI MAE vote for the Merger Proposal. The Merger Proposal was approved by the stockholders of CRIIMI MAE at a meeting held on June 21, 1995. Holders of approximately fifty six percent of the 26,888,456 shares outstanding as of the April 24, 1995 record date voted in favor of the Merger. Of the shares voted, the margin was 8.5 to 1 in favor of the Merger.

Dividend Policy
- ---------------

     CRIIMI MAE has paid consecutive quarterly dividends since its inception. In order to retain its status as a REIT, CRIIMI MAE is generally required to distribute to its stockholders at least 95% of its taxable income. Quarterly dividends for 1993 and 1994 were as follows:


                                                   DIVIDENDS PAID
                                                --------------------
QUARTER ENDED:                                    1993         1994
- --------------------------------------------    --------     --------
March 31                                        $   0.28     $   0.29
June 30                                             0.28         0.29
September 30                                        0.28         0.29
December 31                                         0.28         0.29
                                                --------     --------
     Total  . . . . . . . . . . .               $   1.12     $   1.16

     For each of the years 1990 through 1994, CRIIMI MAE's dividend setting policy was to pay quarterly dividends to stockholders, primarily based on each year's projected tax basis earnings. Total dividends per share as a percentage of tax basis income per share was approximately 98%, 99%, 101%, 98%, and 99%, respectively, for 1990, 1991, 1992, 1993 and 1994. CRIIMI MAE does not expect to change its dividend setting policy as a result of the Merger.

     CRIIMI MAE's current dividend policy, like its past policy, is to pay quarterly dividends to its stockholders, based on projected tax basis earnings. On March 31, 1995 and June 30, 1995, CRIIMI MAE paid a first and second quarter dividend of 22.5 cents and 22.5 cents per share, respectively, which were primarily based on total projected tax basis earnings for 1995 and on CRIIMI MAE's intention to distribute substantially all of such earnings in 1995. This anticipated dividend level for 1995 of 90 cents per share includes assumptions regarding interest rates, the amount and timing of additional investments in subordinated securities, and other factors.

     CRIIMI MAE believes that its estimate of pro forma tax basis income per share before the Merger and after the Merger, as adjusted, constitutes a reasonable basis for establishing the accretion per share of the Merger because tax basis income is its primary basis for paying dividends to stockholders.

     The table below adjusts pro forma tax basis income before the Merger and after the Merger for the quarter ended March 31, 1995 based on the assets and liabilities on its balance sheet as of March 31, 1995, as annualized, for the adjustments discussed below. This analysis is not intended to represent pro forma tax basis income per share in accordance with generally accepted accounting principles. Actual results of CRIIMI MAE are impacted by a variety of factors such as economic conditions, interest rate changes and changes to its business. such as acquisitions and dispositions of mortgage investments, and may vary substantially from the analysis below.

Adjusted Pro Forma Accretion to Tax Basis Income Per Share
- ----------------------------------------------------------

     The following table illustrates a comparison between CRIIMI MAE's pro forma results from operations on a tax basis before the Merger and after the Merger to illustrate the impact of annualizing revenues and expenses based on assets and liabilities as of March 31, 1995 to demonstrate the accretion to tax basis income per share from the Merger.

                                      Quarter Ended March 31, 1995,
                                             as annualized
                                     -----------------------------------

                                        Pro Forma           Pro Forma
                                     Tax Basis Income    Tax Basis Income
                                       Before Merger        After Merger
                                     -----------------   -----------------

Tax Basis Income                     $  19,621,787(1)    $  23,464,231(2)

Adjustments for impact of
  annualization:

(3) Decrease in mortgage income
      (CRIIMI MAE)                        (385,983)           (385,983)
(4) Decrease in mortgage income
      (CRI Liquidating)                 (1,034,623)         (1,034,623)
(5) Decrease in interest expense           620,572             620,572
(6) Increase in annual fees                 (9,125)                 --
(7) Decrease in servicing fee income            --             (74,265)
                                     -------------       -------------
    Tax Basis Income, As Adjusted    $  18,812,628       $  22,589,932
                                     =============       =============

(8) Weighted Average Shares
      Outstanding for Tax Purposes      26,350,979         29,112,269
                                     =============       =============
    Tax Basis Income per Share,
      As Adjusted                    $       0.714       $       0.776
                                     =============       =============

Accretion on an adjusted pro forma
  basis, per share for the quarter
  ended March 31, 1995, as annualized                    $       0.062
                                                         =============

(1) Based on actual tax basis income for the quarter ended March 31, 1995 as shown in CRIIMI MAE's Form 10-Q for the related period, as annualized after adjusting for nonrecurring gains of $5,389,984 ($9,456,113 tax basis gains multiplied by CRIIMI MAE's portion) on dispositions from CRI Liquidating REIT, Inc. ("CRI Liquidating").

(2) Based on pro forma tax basis income after the Merger for the quarter ended March 31, 1995 as shown on page 32 of the unaudited pro forma financial statements, as annualized after adjusting for nonrecurring gains of $5,389,984 ($9,456,113 tax basis gains multiplied by CRIIMI MAE's portion) on dispositions from CRI Liquidating.

(3) Represents the adjustment to mortgage income to reflect the interest income that would be earned for a year from CRIIMI MAE's mortgage investments, with a carrying value of approximately $706 million as of March 31, 1995, as if those investments were made as of January 1, 1995, as compared to the actual mortgage income for the quarter ended March 31, 1995, as annualized.

(4) Represents the adjustment to mortgage income to reflect the interest income that would be earned for a year from CRI Liquidating's mortgage investments, with a carrying value of approximately $109 million as of March 31, 1995, as if those investments were made as of January 1, 1995, as compared to the actual mortgage income for the quarter ended March 31, 1995, as annualized. The amounts shown represent CRIIMI MAE's interest in CRI Liquidating's mortgage income, net of minority interest.

(5) Represents the adjustment to interest expense based on actual debt outstanding as of March 31, 1995 at June 30, 1995 rates as compared to the actual interest expense for the quarter ended March 31, 1995, as annualized. The calculation assumes a weighted average cost of borrowing at June 30, 1995 of approximately 6.7%.

(6) Represents the additional annual fees that CRIIMI MAE would have incurred had the existing mortgage investments referred to in (3) above been in place for a full year as compared to the actual annual fee incurred for the quarter ended March 31, 1995, as annualized. The fee is assumed at 40 basis points per annum of the average investment balance. This is not an adjustment in the pro forma after Merger column since the annual fee would not be paid if CRIIMI MAE were self-administered.

(7) Reflects the decrease in servicing fee income that would be earned for a year from contracts in place as of March 31, 1995 as compared to the actual servicing fee income for the quarter ended March 31, 1995, as annualized.

(8) Reflects all shares issued and outstanding as of March 31, 1995, as if the shares were outstanding for a full year. The shares after the Merger include 2,761,290 shares issued in connection with the Merger.

Item 5.  Other Events

     On June 20, 1995, Edge Partners, L.P. filed in the United States District Court for the District of Maryland a complaint against CRIIMI MAE's directors. The complaint purports to be on behalf of CRIIMI MAE and alleges breach of fiduciary duty and a misleading proxy statement in connection with the Merger. The plaintiff seeks unspecified damages, a determination that the stockholder vote should be set aside and other relief. Management of CRIIMI MAE and the defendants believe that the suit is without merit.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired    Appendix A

     (b)  Pro Forma Financial Information                Appendix B

     (c)  Exhibit

          2.   Merger Agreement (included as Appendix A to the
               Proxy Statement and incorporated herein by reference).

                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CRIIMI MAE Inc.


                                   /s/ Cynthia O. Azzara
                              By:  ------------------------------
                                   Cynthia O. Azzara
                                   Senior Vice President,
                                     Principal Accounting Officer
                                     and Chief Financial Officer

Date:  July 14, 1995

                                   APPENDIX A


                             CRI MORTGAGE BUSINESSES

                          COMBINED FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

CRI Mortgage Businesses Financial Statements

  Independent Auditor's Report  . . . . . . . . . . . . .                      9

  Combined Statements of Assets and
    Liabilities as of March 31, 1995
    (unaudited) and December 31, 1994
    and 1993 (audited)  . . . . . . . . . . . . . . . . .                     10

  Combined Statements of Income and
    Expenses for the three months
    ended March 31, 1995 and 1994
    (unaudited) and the years ended
    December 31, 1994 and 1993 (audited)  . . . . . . . .                     11

  Combined Statements of Cash Flows
    for the three months ended March
    31, 1995 and 1994 (unaudited)
    and the years ended December 31,
    1994 and 1993 (audited) . . . . . . . . . . . . . . .                     12

  Notes to Combined Financial
    Statements  . . . . . . . . . . . . . . . . . . . . .                     13

CRIIMI MAE Inc. Pro Forma Financial Information (unaudited)

  Pro Forma Balance Sheet as of March 31, 1995  . . . . .                     20

  Pro Forma Consolidating Statement of Operations
    for the three months ended March 31,
    1995  . . . . . . . . . . . . . . . . . . . . . . . .                     21

  Pro Forma Consolidating Statement of Operations
    for the year ended December 31,
    1994  . . . . . . . . . . . . . . . . . . . . . . . .                     22

  Notes and management's assumptions to unaudited
    pro forma financial statements  . . . . . . . . . . .                     23

               Report of Independent Certified Public Accountants


The Board of Directors
C.R.I., Inc., CRICO Mortgage Company, Inc., and
    CRI/AIM Management, Inc.

and

The Board of Directors
CRIIMI MAE Inc.

   We have audited the accompanying combined statements of assets and liabilities comprised of certain assets and liabilities of C.R.I., Inc. to be assumed by CRI Acquisition, Inc., CRICO Mortgage Company, Inc., and CRI/AIM Management, Inc. ("CRI Mortgage Businesses") as of December 31, 1994 and 1993 and the related combined statements of income and expenses and cash flows for the years then ended. These combined financial statements are the responsibility of the management of CRI Mortgage Businesses. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the combined statements referred to above present fairly, in all material respects, the combined assets and liabilities of CRI Mortgage Businesses as of December 31, 1994 and 1993, and the combined income and expenses and cash flows for the years then ended, in conformity with generally accepted accounting principles.

Grant Thornton LLP


Washington, D. C.
February 17, 1995

                             CRI MORTGAGE BUSINESSES

                  COMBINED STATEMENTS OF ASSETS AND LIABILITIES



                                          As of                As of
                                        March 31,           December 31,
                                          1995          1994          1993
                                      ------------ ------------   ------------
                                       (unaudited)
Assets:
  Cash and cash equivalents           $    359,092 $    380,747   $    288,287
  Certificate of deposit                    12,500       12,500         12,500
  Fees receivable                           32,378       38,876             --
  Fees receivable from affiliates          534,088          833         49,138
  Loan receivable from affiliate         5,002,183    5,002,183      7,000,000
  Fixed assets, net                        212,484      231,801        204,245
  Other assets                               4,232       14,404          9,466
                                      ------------ ------------   ------------
    Total assets                         6,156,957    5,681,344      7,563,636
                                      ============ ============   ============

Liabilities:
  Notes payable                          9,100,000    9,100,000      4,097,817
  Commitment under repurchase agreement         --           --      7,000,000
  Accounts payable to affiliates                --       15,168         38,301
  Accounts payable and accrued expenses    251,109      160,704         42,494
                                      ------------ ------------   ------------
    Total liabilities                    9,351,109    9,275,872     11,178,612
                                      ------------ ------------   ------------
Commitments and contingencies                   --           --             --

    Net liabilities                   $  3,194,152 $  3,594,528   $  3,614,976
                                      ============ ============   ============




















                   The accompanying notes are an integral part
                     of these combined financial statements.

                             CRI MORTGAGE BUSINESSES

                   COMBINED STATEMENTS OF INCOME AND EXPENSES


                                              For the three months ended     For the year ended
                                                      March 31,                  December 31,
                                                  1995          1994          1994            1993
                                              ------------  ------------  ------------    ------------
                                              (unaudited)   (unaudited)
Income:
 Subadvisory fees from affiliates             $    504,916  $    494,651  $  2,008,316    $  2,063,476
 Annual and incentive management fees
   from CRIIMI MAE                                 732,385       714,046     3,064,776       1,480,466
 Mortgage selection fees from CRIIMI MAE                --       103,566     1,570,415       2,416,253
 Mortgage servicing fees from affiliates            59,383        92,854       242,578         284,259
 Mortgage servicing fees, consulting
   fees and other mortgage related
   income                                          214,920       176,700       736,012         476,931
 Interest                                          136,823       496,455       932,226         687,861
                                              ------------  ------------  ------------    ------------
                                                 1,648,427     2,078,272     8,554,323       7,409,246
                                              ------------  ------------  ------------    ------------
Expenses:
 Interest expense                                  235,765       566,562     1,262,663         969,758
 Salaries and employee benefits                    141,821       138,836       431,349         636,278
 General and administrative                        121,664        70,973       428,215         388,272
 Guarantee payment to CRIIMI MAE                    77,507        79,490       312,222         301,664
 Professional fees                                   2,486         3,236        22,303          40,376
 Depreciation and amortization                      19,317        16,033        77,477          78,111
                                              ------------  ------------  ------------    ------------
                                                   598,560       875,130     2,534,229       2,414,459
                                              ------------  ------------  ------------    ------------
Net income                                    $  1,049,867  $  1,203,142  $  6,020,094    $  4,994,787
                                              ============  ============  ============    ============




















                   The accompanying notes are an integral part
                     of these combined financial statements.

                             CRI MORTGAGE BUSINESSES

                       COMBINED STATEMENTS OF CASH FLOWS



                                              For the three months ended        For the year ended
                                                       March 31,                  December 31,
                                                   1995         1994          1994           1993
                                              ------------  ------------  ------------    ------------
                                               (unaudited)   (unaudited)
Cash flows provided by operating activities:
 Net income                                   $  1,049,867  $  1,203,142  $  6,020,094    $  4,994,787
 Adjustments to reconcile net income to
   net cash provided by operating activities:
   Depreciation and amortization                    19,317        16,033        77,477          78,111
 Changes in assets and liabilities:
   Decrease (increase) in fees receivable            6,498       (80,175)      (38,876)         25,795
   (Increase) decrease in fees receivable
     from affiliates                              (533,255)       29,726        48,305         (29,726)
   (Decrease) increase in accounts payable to
     affiliates                                    (15,168)      (38,301)      (23,133)         25,068
   Decrease (increase) in other assets              10,172         9,310        (4,938)         (9,466)
   Increase (decrease) in accounts payable and
     accrued expenses                               90,405        86,452       118,210        (561,284)
                                              ------------  ------------  ------------    ------------
     Net cash provided by operating
       activities                                  627,836     1,226,187     6,197,139       4,523,285
                                              ------------  ------------  ------------    ------------
Cash flows (used in) provided by investing
  activities:
 Decrease (increase) in loan receivable from
   affiliate                                            --            --     1,997,817      (7,000,000)
 Purchase of fixed assets                               --       (12,445)      (27,556)        (20,353)
                                              ------------  ------------  ------------    ------------

     Net cash (used in) provided by investing
       activities                                       --       (12,445)    1,970,261     ( 7,020,353)
                                              ------------  ------------  ------------    ------------
Cash flows provided by (used in) financing
  activities:
 Decrease of commitment under
   repurchase agreement                                 --            --    (7,000,000)      7,000,000
 Proceeds from notes payable                            --            --     6,000,000              --
 Repayment of notes payable                             --            --      (997,817)             --
 Distributions to affiliate                       (649,491)   (1,202,424)   (6,077,123)     (4,798,110)
                                              ------------  ------------  ------------    ------------
     Net cash used in financing activities        (649,491)   (1,202,424)   (8,074,940)      2,201,890
                                              ------------  ------------  ------------    ------------
     Net (decrease) increase in cash and cash
       equivalents                                 (21,655)       11,318        92,460        (295,178)

Cash and cash equivalents, beginning of period     380,747       288,287       288,287         583,465
                                              ------------  ------------  ------------    ------------
Cash and cash equivalents, end of period      $    359,092  $    299,605  $    380,747    $    288,287
                                              ============  ============  ============    ============
                   The accompanying notes are an integral part
                     of these combined financial statements.



1.   Basis of Presentation

     The combined financial statements include the accounts of CRICO Mortgage Company, Inc., CRI/AIM Management, Inc., certain assets and liabilities and income and expenses of C.R.I., Inc., a Delaware corporation ("CRI"), to be assumed by CRI Acquisition, Inc. (collectively, the "CRI Mortgage Businesses") and through which CRI provides substantially all of its mortgage investment advisory, servicing and origination services to real estate investment trusts ("REITS"), publicly traded limited partnerships and third parties. Each combined company is 100 percent owned by the same stockholders. All significant intercompany transactions have been eliminated.

     Under an agreement and plan of merger ("Agreement and Plan of Merger"), the CRI Mortgage Businesses will be merged with and into CRIIMI MAE Management, Inc. ("CRIIMI Management"), a Maryland corporation and a wholly owned subsidiary of CRIIMI MAE Inc. ("CRIIMI MAE"), an affiliate of CRI (the "Merger") as of 11:59 p.m. on June 30, 1995. Once the Merger is completed, CRIIMI MAE will be a fully integrated, self-administered and self-managed mortgage investment advisory, servicing, and originating REIT.

     CRI Acquisition, Inc., an entity formed for the purpose of completing the Merger with CRIIMI Management, will assume the following assets and liability of
CRI: CRI's 50% interest in the CRI/AIM Investment Limited Partnership, the CRIIMI MAE advisory agreement, certain personnel and work force in place associated with the management of CRIIMI MAE and the fixed assets, related depreciation and related intangible assets associated therewith, net of certain senior debt equal to $4,097,817.

     CRICO Mortgage Company, Inc. will be merged with CRIIMI Management, and CRIIMI Management or its affiliates will assume the servicing agreements and other business lines of CRICO Mortgage Company, Inc. along with certain accounts payable and accrued expenses. However, CRICO Mortgage Company, Inc.'s cash and cash equivalents, certificate of deposit and fees receivable, net of certain accounts payable and accrued expenses, will not be merged with CRIIMI Management but will be distributed to its stockholders at the time of the Merger.

     CRI/AIM Management, Inc. ("CRI/AIM") will also be merged with CRIIMI Management, and CRIIMI Management or its affiliates will assume the American Insured Mortgage Investors funds ("AIM Funds") subadvisory agreements, along with CRI/AIM's receivable from CRI for $5,002,183 ("CRI Receivable"). CRIIMI Management will also enter into a deferred compensation arrangement with each of the CRI Mortgage Businesses' stockholders (the "Principals") for services rendered in connection with the Merger pursuant to which CRIIMI Management will agree to pay $2,501,092 to each of the Principals as deferred compensation. The deferred compensation will be paid only to the extent CRI makes principal payments on the CRI Receivable. Interest payments received by CRIIMI Management on the CRI Receivable will be paid to each of the Principals as additional compensation so long as the Principal continues to be employed by CRIIMI Management, subject to certain exceptions. However, CRI/AIM's cash and cash equivalents and fees receivable, net of certain accounts payable and accrued expenses, will not be merged with CRIIMI Management but will be distributed to its stockholders at the time of the Merger.

2.   Summary of Significant Accounting Policies

     a.   Method of accounting
          --------------------
          The combined financial statements of the CRI Mortgage Businesses are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

     b.   Cash and cash equivalents
          -------------------------
          Cash and cash equivalents consist of all demand deposits and certificates of deposit with original maturities of three months or less.

     c.   Certificate of deposit
          ----------------------
          This certificate of deposit matures on December 15, 1995 and is pledged as collateral on the CRI Mortgage Businesses' letter of credit required for the CRI Mortgage Businesses to conduct their business in the State of Maryland.

     d.   Fixed assets
          ------------
          Fixed assets are recorded at cost. Depreciation of furniture and equipment is computed over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed over the base period of the related lease or the estimated life of the improvement, whichever is shorter. Depreciation and amortization are computed using the straight-line method.

     e.   Service revenues
          ----------------
          The CRI Mortgage Businesses receive various fees for services provided to publicly traded limited partnerships, REITs and third parties. The CRI Mortgage Businesses' annual and incentive management fees are earned through payments from the adviser of CRIIMI MAE ("the Adviser") for managing the affairs and/or assets of CRIIMI MAE. Mortgage selection fees are earned through the Adviser for reviewing, investigating and selecting mortgages for investment for CRIIMI MAE. The aggregate management and selection fees earned for such services were $732,385, $817,612, $4,635,191 and $3,896,719 for the three months ended March 31, 1995 and 1994 and the years ended December 31, 1994 and 1993, respectively.

          Subadvisory fees are earned pursuant to subadvisory agreements with AIM Acquisition Partners, L.P. ("AAP") and payments are received in connection with the CRI Mortgage Businesses' 10 percent interest in CRI/AIM Investment Limited Partnership. The CRI Mortgage Businesses perform substantially all of the management activities on behalf of AAP for the AIM Funds - four federally insured mortgage investment partnerships currently traded on the American Stock Exchange. In connection with the CRI Mortgage Businesses' acquisition of the AAP subadvisory contracts, the CRI Mortgage Businesses guaranteed an annual cash distribution of $700,000 to CRIIMI MAE on its interest in AAP. The required guarantee payments to CRIIMI MAE were $77,507, $79,490, $312,222 and $301,664 for the three months ended March
     31, 1995 and 1994 and the years ended December 31, 1994 and 1993, respectively.

          Mortgage servicing fees are earned on a monthly basis as mortgage principal and interest collections are due. The CRI Mortgage Businesses serviced approximately 113 loans aggregating approximately $582.5 million in outstanding principal balances at March 31, 1995. This portfolio is comprised of approximately $288.5 million in third party loans, $86.7 million in AIM
     Funds loans and $207.3 million in CRITEF funds loans. The CRITEF funds are affiliated with CRI.

          As of March 31, 1995 and 1994 and December 31, 1994 and 1993, a majority of the CRITEF loans serviced by the CRI Mortgage Businesses were unable to make their full debt service payments and were therefore restricted from paying their servicing fees to the CRI Mortgage
     Businesses.  As such, for the three months ended March 31, 1995 and 1994
     and for the      years ended December 31, 1994 and 1993, the CRI Mortgage
     Businesses performed $294,171, $263,697, $1,098,640 and $1,037,553, respectively, of servicing for the CRITEF loans without payment and such servicing fees are not reflected in the combined financial statements.
     The CRITEF loans provide, however, that past due servicing fees are payable once full debt service has been paid. However, under the terms of the Merger Agreement, any past due servicing fees received subsequent to the Merger, but earned prior to June 30, 1995, will be payable to CRI.

     f.   Income taxes
          ------------
          The CRI Mortgage Businesses have elected to be treated as S Corporations pursuant to Section 1362(a) of the Internal Revenue Code. This election results in the stockholders reporting directly on their personal income tax returns the earnings or losses of the CRI Mortgage Businesses. Therefore, no provision or benefit for income taxes has been provided in the combined financial statements.

     g.   Statements of cash flows
          ------------------------
          The combined statements of cash flows are intended to reflect only cash receipt and cash payment activity and do not reflect investing and financing activity that affect recognized assets or liabilities which do not result in or arise from cash receipts or cash payments.

     h.   Expenses
          --------
          CRI Mortgage Businesses receive reimbursement from the limited partnerships and REITs (including CRIIMI MAE and the AIM Funds) for expenses such as salaries, travel and postage incurred on their behalf. The total amounts of reimbursed expenses were $528,612, $164,027, $1,821,761 and $1,369,249 for the three months ended March 31, 1995 and 1994 and the years ended December 31, 1994 and 1993, respectively.

     i.   Allocated costs
          ---------------
          Included in the accompanying Combined Statements of Income and Expenses are allocations of expenses incurred by the CRI Mortgage Businesses in performing their duties. As CRI Acquisition, Inc. has not historically operated independently of CRI, the expenses shown represent allocations made by CRI to CRI Acquisition, Inc. These allocations consisted of two types: (i) the apportionment of direct executive and finance costs between the CRI Mortgage Businesses and all other business activities of CRI which are not part of the CRI Mortgage Businesses and
     (ii) the apportionment of related corporate overhead.   In management's
     opinion, the allocation methodologies are reasonable estimations of the costs that would have been incurred had CRI Acquisition, Inc. been operating as a separate entity.

3.   Loan receivable from affiliate

     In September 1993, the CRI Mortgage Businesses loaned CRI $7,000,000 funded
from the proceeds of a sale under a repurchase agreement (see Note 5).   CRI was
to repay the CRI Mortgage Businesses for the use of the proceeds of the debt on terms similar to the repurchase agreement. The initial $7,000,000 was repurchased on April 15, 1994 with financing provided by a commercial bank. CRI's obligation to the CRI Mortgage Businesses was modified to recognize CRI's $1,000,000 repayment and the $6,000,000 remaining due. Such amount is amortized similarly to the debt to the bank with the balance of $5,002,183 remaining at March 31, 1995 (see Note 5). This amount is allocable to the CRI Mortgage Businesses upon the Merger as described in Note 1.

4.   Fixed Assets

     Fixed assets consisted of the following:


                                        As of                 As of
                                       March 31,           December 31,
                                         1995           1994         1993
                                    ------------    ------------  -----------
                                      (unaudited)
     Furniture and equipment        $    924,054    $    924,054  $   698,792
     Leasehold improvements              474,172         474,172      363,351
                                    ------------    ------------  -----------
                                       1,398,226       1,398,226    1,062,143
     Less accumulated depreciation
       and amortization               (1,185,742)     (1,166,425)    (857,898)
                                    ------------    ------------  -----------
                                    $    212,484    $    231,801  $   204,245
                                    ============    ============  ===========

     The value of the fixed assets allocated to the CRI Mortgage Businesses was based upon the number of employees and the square footage of office space occupied at March 31, 1995, December 31, 1994 and December 31, 1993. In management's opinion, this basis is a fair measure of the value of the fixed assets and associated depreciation and amortization of the CRI Mortgage Businesses.

5.   Notes payable and commitment under repurchase agreement

     The $9,100,000 of notes payable is comprised of two existing borrowings, the working capital loan (the "WCL") and the CRI/AIM Loan, under one credit facility with a commercial bank, with outstanding balances of $4,097,817 and $5,002,183, respectively, at March 31, 1995. The WCL originated in June 1989, and has subsequently been repaid in varying amounts. The proceeds of the WCL have been used over the past several years for financing various working capital needs and investments of CRI's businesses, including its mortgage businesses. Further, it is secured in large part by the CRIIMI MAE management fees. The CRI/AIM Loan arose when CRI/AIM Management, Inc. borrowed $7,000,000 in September, 1993, in the form of a repurchase obligation with an unrelated party as more fully described below. CRI/AIM Loan proceeds were used principally to retire subordinated debt of CRI in 1993. The subordinated debt was guaranteed by CRICO Mortgage Company, Inc. and other CRI affiliates.

     As of March 31, 1995, December 31, 1994 and December 31, 1993, the CRI Mortgage Businesses were jointly and severally liable with other affiliates on $4,097,817, $4,097,817 and $7,528,131 of the WCL, respectively. The WCL matured on June 30, 1994 and was renewed to March 31, 1997. Interest is due monthly at the bank's prime rate plus one percent (10.00 percent as of March 31, 1995). Principal payments are required quarterly in the amount of $227,657 based on a five year amortization schedule. On January 3, 1995, the bank agreed to defer the December, 1994 and the March and June, 1995 principal repayments. The loan is secured by certain management and advisory fee proceeds and general accounts of the CRI Mortgage Businesses and other affiliates and is guaranteed by the stockholders of CRI.

     In September 1993, the CRI Mortgage Businesses borrowed $7,000,000 from a third party by selling, subject to a repurchase agreement, its investment in the subadvisory contracts with AAP and the interest CRI owned in partnership distributions from CRI/AIM Investment Limited Partnership (collectively "the AIM Proceeds"). The CRI Mortgage Businesses assigned their rights to the AIM Proceeds and were obligated to repurchase them on June 1, 1994 for $7,000,000. The CRI Mortgage Businesses, in turn, loaned the funds on similar terms to CRI (see Note 3). The repurchase obligation has been reflected as a loan for
financial reporting purposes.   All AIM Proceeds paid during the period of the
repurchase agreement have been recorded as fee income and expensed as interest in the amounts of $0, $496,455, $578,842 and $682,911 for the three months ended March 31, 1995 and 1994 and the years ended December 31, 1994 and 1993, respectively.

     On April 15, 1994, the CRI Mortgage Businesses repurchased their investment in the AIM Proceeds. To finance the repurchase, CRI and the CRI Mortgage Businesses borrowed $6,000,000 from a bank, with the remaining $1,000,000 being funded with available cash of CRI. The CRI/AIM Loan provides for quarterly interest payments at the bank's prime rate plus two percent (11.00 percent as of March 31, 1995). The CRI/AIM Loan provides for quarterly principal reductions and interest payments for the first two years of the greater of $450,000 or 100% of the AIM Proceeds and $375,000 or 100% of the AIM Proceeds in the last year of the three-year loan (which matures on March 31, 1997). On January 3, 1995, the bank agreed to the deferral of the March and June, 1995 quarterly principal reductions. In addition, the bank agreed to reduce the December, 1994 quarterly principal reduction to $237,333. The loan is collateralized by the AIM Proceeds and is guaranteed by the stockholders of CRI.

6.   Commitments and contingencies

     The CRI Mortgage Businesses are jointly and severally liable with other affiliates on $5,000,000 in principal of subordinated debt. In 1988, CRI, the CRI Mortgage Businesses and other affiliates raised $5,000,000 by issuing convertible subordinated debentures to an offshore financial institution. The debenture agreement provides for an interest-only loan, payable quarterly with a balloon payment in January 1999. The debentures are convertible, at the lender's option, into five percent of the outstanding common stock of CRI and its combined real estate affiliates. Upon conversion, the loan is extinguished and, similarly, the interest payments stop. CRI has not been notified of any intent to convert. On January 23, 1995, the CRI Mortgage Businesses were released from any claim associated with this subordinated debt. As a result, no liability or associated debt service related to these debentures is included in the accompanying financial statements.

                                   APPENDIX B


                                 CRIIMI MAE INC.

                         PRO FORMA FINANCIAL STATEMENTS

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information with respect to CRIIMI MAE gives effect to the Merger, and is based on estimates and assumptions set forth below in the notes to such information which include pro forma adjustments. This unaudited pro forma financial information has been prepared utilizing the historical financial statements of CRIIMI MAE and the combined historical financial statements of CRI Mortgage Businesses and should be read in conjunction with the historical financial statements and accompanying notes of those companies. The pro forma financial information is based on the purchase method of accounting for the Merger. The pro forma balance sheet assumes that the Merger occurred on March 31, 1995; the pro forma consolidating statements of operations assumes that the Merger occurred on January 1, 1994.

     This unaudited pro forma financial information does not purport to be indicative of the results which actually would have been obtained if the Merger had been effected on the dates indicated or of the results which may be obtained in the future. Management of CRIIMI MAE believes that the per share dilution reflected in the pro forma consolidating statements of operations (which is presented in accordance with generally accepted accounting principles) is especially not indicative of the potential savings in costs under the advisory agreement, and resulting increases in net income, following significant additions to mortgage related activities that CRIIMI MAE intends to make during each of the next several years and that, but for the Merger, would increase the
fees payable under the advisory agreement.   For a further understanding of the
potential impact on dividends, reference is made to Note 5 to the pro forma financial statements ("Reconciliation of Pro Forma Net Income to Pro Forma Tax Basis Income") and the discussion in Item 2, under "Adjusted Pro Forma Accretion to Tax Basis Income Per Share".

                                                           CRIIMI MAE INC.

                                                       PRO FORMA BALANCE SHEET

                                                        As of March 31, 1995
                                                             (Unaudited)

                                                                      PRO FORMA
                                                                      ADJUSTMENTS            CRIIMI MAE
                                                        CRIIMI MAE      (Note 3)             PRO FORMA
                                                       ------------    -----------         ------------
                                                           (A)
Investment in mortgages, at
  amortized cost, net of unamortized
  discount and premium                                 $702,836,121    $        --         $702,836,121
Investment in mortgages, at fair value                  112,330,832             --          112,330,832
Investment in subordinated securities,
  at amortized cost                                      39,039,043             --           39,039,043
Investment in insured mortgage
  funds and advisory partnership                         29,761,453             --           29,761,453
Cash and cash equivalents                                18,761,502     (3,385,000) (B)(C)   15,376,502
Receivables and other assets                              8,316,594      5,214,667  (D)(F)   13,531,261
Investment in Services Corporation                               --      6,871,000 (E)        6,871,000
Investment in Services Partnership                               --        538,000 (E)          538,000
Terminated contract and workforce                                --     23,900,000 (E)       23,900,000
Mortgage servicing assets                                        --        881,000 (E)          881,000
Goodwill                                                         --      3,845,417 (E)        3,845,417
Deferred financing costs, net
  of accumulated amortization                             7,715,690             --            7,715,690
Deferred costs, principally
  paid to related parties, net
  of accumulated amortization                             6,241,909             --            6,241,909
                                                       ------------   ------------         ------------
  Total assets                                         $925,003,144   $ 37,865,084         $962,868,228
                                                       ============   ============         ============

Obligations under financing facilities                 $612,784,777   $  9,100,000 (G)     $621,884,777
Accounts payable and accrued expenses                     1,540,054             --            1,540,054
Interest payable                                          5,324,382             --            5,324,382
Deferred compensation                                            --      5,002,183 (D)        5,002,183
                                                       ------------   ------------         ------------
  Total liabilities                                     619,649,213     14,102,183          633,751,396
                                                       ------------   ------------         ------------
Minority interests in consolidated
  subsidiary                                             49,976,041             --           49,976,041
                                                       ------------   ------------         ------------

Common stock                                                268,897         27,613 (H)          296,510
Net unrealized gains on mortgage
  investments of subsidiary                              12,170,570             --           12,170,570
Additional paid-in-capital                              247,700,526     23,735,288 (H)      271,435,814
                                                       ------------   ------------         ------------
                                                        260,139,993     23,762,901          283,902,894

Less treasury stock, at cost                             (4,762,103)            --           (4,762,103)
                                                       ------------   ------------         ------------
  Total shareholders' equity                            255,377,890     23,762,901          279,140,791
                                                       ------------   ------------         ------------
  Total liabilities and
    shareholders' equity                               $925,003,144   $ 37,865,084         $962,868,228
                                                       ============   ============         ============



                            The accompanying notes and management's assumptions
                                   are an integral part of these pro forma
                                          financial statements.

                                                           CRIIMI MAE INC.

                               PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                                   For the Three Months Ended March 31, 1995
                                                    (Unaudited)

                                                                            PRO FORMA
                                                CRI MORTGAGE               ADJUSTMENTS       CRIIMI MAE
                                  CRIIMI MAE     BUSINESSES     SUBTOTAL     (NOTE 4)        PRO FORMA
                                 -------------  ------------  ------------ ------------     ------------
                                      (A)           (B)
Mortgage investment income       $  16,815,867  $         --  $ 16,815,867 $         --     $ 16,815,867
Income from investment in
  subordinated securities            1,351,917            --     1,351,917           --        1,351,917
Income from investment in
  insured mortgage funds and
  advisory partnership                 564,100            --       564,100           --          564,100
Interest income                             --       136,823       136,823          737 (M)      137,560
Other investment income                769,562            --       769,562           --          769,562
Earnings from Services Corporation          --            --            --      338,924 (C)(F)   338,924
Equity in the earnings of
  Services Partnership                      --            --            --       29,594 (E)       29,594
Annual fees from affiliate
  (CRIIMI MAE)                              --       732,385       732,385     (732,385)(G)           --
Mortgage selection fees from
  affiliate (CRIIMI MAE)                    --            --            --           -- (H)           --
Mortgage servicing fees from
  affiliates                                --        59,383        59,383      (59,383)(D)           --
Mortgage servicing fees, consulting
  fees and other mortgage
  related income                            --       214,920       214,920     (207,594)(D)        7,326
Subadvisory fees from affiliate             --       504,916       504,916     (504,916)(D)           --
                                  ------------  ------------ ------------- ------------               --
     Total income                   19,501,446     1,648,427    21,149,873   (1,135,023)      20,014,850
                                  ------------  ------------  ------------ ------------     ------------
Interest expense                    12,149,403       235,765    12,385,168       80,958 (L)   12,466,126
Annual fee to related party            862,259            --       862,259     (732,385)(G)      129,874
General and administrative             952,743       265,971     1,218,714     (150,500)(D)    1,068,214
Mortgage servicing fees                146,120            --       146,120           --          146,120
Guarantee payment to affiliate              --        77,507        77,507      (77,507)(D)           --
Depreciation and amortization           70,290        19,317        89,607           -- (I)       89,607
Amortization of acquired assets             --            --            --      715,710 (J)      715,710
                                  ------------  ------------  ------------ ------------     ------------
     Total expenses                 14,180,815       598,560    14,779,375     (163,724)      14,615,651
                                  ------------  ------------  ------------ ------------     ------------
Income before mortgage dispositions  5,320,631     1,049,867     6,370,498     (971,299)       5,399,199

Mortgage Dispositions:
  Gains                              1,752,243            --     1,752,243           --        1,752,243
  Losses                              (184,897)           --      (184,897)          --         (184,897)
                                  ------------  ------------  ------------ ------------     ------------
Income before minority interest      6,887,977     1,049,867     7,937,844     (971,299)       6,966,545

Minority interests in net income
  of consolidated subsidiary        (1,972,580)           --    (1,972,580)          --      ( 1,972,580)
                                  ------------  ------------  ------------ ------------    -------------
Net income                        $  4,915,397  $  1,049,867  $  5,965,264 $   (971,299)   $   4,993,965
                                  ============  ============  ============ ============    =============
Net income per share              $        .19                                             $         .17
                                  ============                                             =============

Weighted average shares
  outstanding                       26,267,646                                                29,028,936(K)
                                  ============                                             =============

                                The accompanying notes and management's assumptions are an integral part of these pro forma financial statements.

                                                           CRIIMI MAE INC.

                                           PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                                                For the Year Ended December 31, 1994
                                                             (Unaudited)

                                                                            PRO FORMA
                                                CRI MORTGAGE               ADJUSTMENTS         CRIIMI MAE
                                    CRIIMI MAE   BUSINESSES    SUBTOTAL      (NOTE 4)          PRO FORMA
                                   ------------ ------------ ------------  ------------       ------------
                                       (A)          (B)
Mortgage investment income         $ 67,043,342 $         -- $ 67,043,342  $         --       $ 67,043,342
Income from investment in
  subordinated securities               975,835           --      975,835            --            975,835
Income from investment in
  insured mortgage funds and
  advisory partnership                2,358,717           --    2,358,717            --          2,358,717
Interest income                              --      932,226      932,226      (381,986)(M)        550,240
Other investment income               1,112,938           --    1,112,938            --          1,112,938
Loss from investment in limited
  partnerships                          (49,032)          --      (49,032)           --            (49,032)
Earnings from Services Corporation           --           --           --     1,106,905 (C)(F)   1,106,905
Equity in the earnings of
  Services Partnership                       --           --           --        95,602 (E)         95,602
Annual and incentive fees from
  affiliate (CRIIMI MAE)                     --    3,064,776    3,064,776    (3,064,776)(G)             --
Mortgage selection fees from affiliate
  (CRIIMI MAE)                               --    1,570,415    1,570,415    (1,570,415)(H)             --
Mortgage servicing fees from affiliates      --      242,578      242,578      (242,578)(D)             --
Mortgage servicing fees, consulting fees
  and other mortgage related income          --      736,012      736,012      (554,214)(D)        181,798
Subadvisory fees from affiliate              --    2,008,316    2,008,316    (2,008,316)(D)             --
                                   ------------ ------------ ------------  ------------       ------------
     Total income                    71,441,800    8,554,323   79,996,123    (6,619,778)        73,376,345
                                   ------------ ------------ ------------  ------------       ------------
Interest expense                     39,244,621    1,262,663   40,507,284      (138,748)(L)     40,368,536
Annual fee to related party           3,263,443           --    3,263,443    (2,567,101)(G)        696,342
Incentive fee to related party          497,675           --      497,675      (497,675)(G)             --
General and administrative            3,305,323      881,867    4,187,190      (602,000)(D)      3,585,190
Adjustment to provision for
  settlement of litigation             (557,340)          --     (557,340)           --           (557,340)
Mortgage servicing fees                 641,329           --      641,329            --            641,329
Guarantee payment to affiliate               --      312,222      312,222      (312,222)(D)             --
Depreciation and amortization           332,837       77,477      410,314       (52,347)(I)        357,967
Amortization of acquired assets              --           --           --     2,862,838 (J)      2,862,838
                                   ------------ ------------ ------------  ------------       ------------
     Total expenses                  46,727,888    2,534,229   49,262,117    (1,307,255)        47,954,862
                                   ------------ ------------ ------------  ------------       ------------
Income before mortgage dispositions  24,713,912    6,020,094   30,734,006    (5,312,523)        25,421,483

Mortgage Dispositions:
  Gains                              13,482,665           --   13,482,665            --         13,482,665
  Losses                               (483,357)          --     (483,357)           --           (483,357)
                                   ------------ ------------ ------------  ------------       ------------
Income before minority interest      37,713,220    6,020,094   43,733,314    (5,312,523)        38,420,791

Minority interests in net income
  of consolidated subsidiary        (11,703,101)          --  (11,703,101)           --        (11,703,101)
                                   ------------ ------------ ------------  ------------       ------------
Net income                         $ 26,010,119 $  6,020,094 $ 32,030,213  $ (5,312,523)      $ 26,717,690
                                   ============ ============ ============  ============       ============

Net income per share               $       1.07                                               $        .99
                                   ============                                               ============
Weighted average shares
  outstanding                        24,249,403                                                 27,010,692(K)
                                   ============                                               ============

                         The accompanying notes and management's assumptions
                                 are an integral part of these pro forma
                                            financial statements.

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


1.   Basis of presentation

     The Pro Forma Balance Sheet as of March 31, 1995 and the Pro Forma Consolidating Statements of Operations for the three months ended March 31, 1995 and the year ended December 31, 1994 have been prepared to reflect the transactions of the Merger Proposal. The pro forma financial information is based on the historical financial statements of CRIIMI MAE and CRI Mortgage Businesses and should be read in conjunction with the notes and management's assumptions thereto. The Pro Forma Balance Sheet was prepared as if the Merger Proposal occurred on March 31, 1995. The Pro Forma Consolidating Statements of Operations were prepared as if the Merger Proposal occurred as of January 1, 1994. The pro forma information is unaudited and is not necessarily indicative of the consolidated operating results which would have occurred if the Merger Proposal had been consummated at the beginning of the periods, nor does it purport to represent the future financial position or results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of the Merger Proposal have been made. Capitalized terms have the meanings as defined in the Proxy Statement dated April 28, 1995.

The Merger
- ----------

     In connection with the Merger, substantially all of the assets of the CRI Mortgage Businesses, with the exception of the AIM subadvisory contracts and certain mortgage servicing contracts, were transferred to a wholly owned subsidiary of CRIIMI MAE, CRIIMI MAE Management, Inc. ("CRIIMI Management").
The AIM subadvisory contracts and certain mortgage servicing contracts were sold to CRIIMI MAE Services, Inc. (the "Services Corporation") in exchange for 15-year interest bearing installment notes (the "Installment Notes") in the aggregate principal amount of $6,586,000. The Services Corporation transferred these assets to CRIIMI MAE Services Limited Partnership, a newly formed Maryland limited partnership (the "Services Partnership") in exchange for a 92 percent sole limited partnership interest. The remaining mortgage servicing contracts originally transferred to CRIIMI Management were contributed to the Services Partnership in exchange for an 8 percent general partnership interest. Because CRIIMI Management is the sole general partner of the Services Partnership, CRIIMI MAE has indirect management control over the business and assets of the Services Partnership.

     After the Merger, CRIIMI MAE is a self-administered, self-managed REIT. CRIIMI MAE's portfolio of government insured multifamily mortgages and other assets are managed by CRIIMI Management. The Services Partnership provides mortgage servicing and advisory services to third parties, affiliates of CRI and the AIM Funds on a fee basis. CRIIMI MAE, through CRIIMI Management, controls the Services Partnership as managing general partner. CRIIMI MAE owns 100 percent of the non-voting common stock (which shares are entitled to 95 percent of the dividends) of the Services Corporation and certain directors and officers of CRIIMI MAE own 100 percent of the voting common stock (which shares are entitled to 5 percent of the dividends) of the Services Corporation. CRIIMI MAE capitalized its interest in the Services Corporation with a $285,000 capital contribution. It is anticipated that substantially all of the economic benefits of ownership of the Services Corporation will inure to the benefit of CRIIMI MAE by virtue of its debt and equity interests therein. Because the voting common stock of the Services Corporation is owned by directors and officers of CRIIMI MAE and because CRIIMI MAE is entitled to substantially all of the economic benefits of ownership of the Services Corporation, CRIIMI MAE accounts for its
investment in the Services Corporation under the equity method.   CRIIMI MAE's
investment in the Services Partnership is accounted for under the equity method

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


1.   Basis of presentation - Continued

since the limited partner has the right to approve any action that would make it impossible for the Services Partnership to carry on its ordinary business.

2.   Method of accounting

     Assets acquired and costs incurred in connection with the Merger are recorded using the purchase method of accounting. The amounts allocated to the assets acquired are based on management's estimate of their fair values with the excess of purchase price over fair value allocated to goodwill.

     The accompanying pro forma financial statements include the mortgage servicing contracts, mortgage origination businesses and AIM subadvisory contracts which were acquired by CRIIMI MAE.

     Because CRIIMI Management is wholly owned, its assets have been consolidated with those of CRIIMI MAE. The AIM subadvisory contracts and the mortgage servicing contracts transferred to the Services Partnership will be amortized on the effective interest method over 10 years. CRIIMI MAE will reflect this amortization through its equity in earnings of the Services Partnership and the Services Corporation. The remaining assets acquired by CRIIMI MAE, including goodwill, will be amortized on the straight-line method over 10 years.

     All significant intercompany balances and transactions between consolidated subsidiaries have been eliminated in the pro forma financial statements.

3.   Adjustments to Pro Forma Balance Sheet

     The following describes the pro forma adjustments to the Pro Forma Balance Sheet as of March 31, 1995, as if the Merger was consummated on such date.

     (A)  Reflects CRIIMI MAE's historical balance sheet as of March 31, 1995.

     (B) CRIIMI MAE expects to incur costs of approximately $3,100,000 in connection with the Merger Proposal related to accounting, legal, filing, printing, financial advisory services and coordination of the transaction. These costs have been capitalized as part of the purchase price of the assets acquired.

     (C) In connection with the Merger, CRIIMI MAE will make a capital contribution to the Services Corporation of $285,000 in return for 100 percent of the Services Corporation's non-voting common stock.

     (D) In connection with the Merger, CRIIMI MAE will acquire the CRI Receivable evidencing an obligation of the CRI Mortgage Businesses of $5,002,183. CRIIMI MAE will enter into a deferred compensation arrangement with the Principals in the aggregate amount of $5,002,183 pursuant to which CRIIMI MAE will agree to pay each of the Principals for services performed in connection with structuring the Merger. CRIIMI MAE's obligation to pay the deferred compensation is limited, with certain exceptions, to the creation, upon the consummation of the Merger, of an irrevocable grantor trust for the benefit of the Principals, and to the transfer to such trust of the CRI Receivable as discussed above. The deferred compensation will vest immediately and will be payable only to the extent that CRI continues to make principal payments on the CRI Receivable. However, in the event of

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


3.   Adjustments to Pro Forma Balance Sheet - Continued

          bankruptcy or a similar event affecting CRIIMI MAE, the remaining trust corpus would revert back to CRIIMI MAE, and the Principals would
          become unsecured creditors of CRIIMI MAE.   Payments of principal and
          interest on the CRI Receivable and the deferred compensation are expected to be paid quarterly and terminate in 10 years. Both the CRI Receivable and deferred compensation obligation will bear interest at the bank's prime rate (9% as of the date of the Merger) plus 2.0 percent.

     (E) CRIIMI MAE has allocated the purchase price to the fair value of the assets acquired and the excess of the purchase price over the fair value of the net assets acquired is allocated to goodwill. Management determined the fair values based on the present value of the cash flow streams discounted at a rate commensurate with the associated risk of investing in and owning those assets. The allocation of the purchase price is as follows:

                                                    Amortization
                                                       Period
                                   Note    Amount      (Years)
                                   ----   ----------  ------------
AIM subadvisory contract and
  certain mortgage servicing
  contracts                        1    $ 7,409,000          10
Mortgage servicing assets          2        881,000          10
Terminated contract and
  workforce                        3     23,900,000          10
Goodwill                           4      3,845,417          10


          (1) The fair values of the AIM subadvisory contracts and certain servicing contracts were determined based on the projected discounted cash flows resulting from the estimated life of the assets. These assets have been contributed to the Services Corporation and the Services Partnership as follows:

               Services Corporation - CRIIMI MAE made an investment in the Services Corporation which is represented by 100 percent of the non-voting common stock. Services Corporation issued installment notes to purchase certain intangible assets. Services Corporation contributed those intangible assets to Services Partnership for a 92 percent limited partnership interest. These intangible assets consisted of the AIM subadvisory agreements and certain other mortgage servicing contracts valued at $6,871,000.

               Services Partnership - CRIIMI MAE also made an investment in the Services Partnership by contributing certain mortgage servicing contracts valued at $538,000 for an 8 percent general partnership interest.

          (2) Represents the fair value of the remaining intangible assets CRIIMI MAE acquired from the CRI Mortgage Businesses.

          (3) Represents CRIIMI MAE's acquisition of the workforce and intellectual property of the CRI Mortgage Businesses. The benefits of these services were previously provided to CRIIMI MAE through the Adviser. The expected future benefit of such

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


3.   Adjustments to Pro Forma Balance Sheet - Continued

               services was the basis for the determination of the fair value.

          (4) Reflects the allocation of the purchase price to goodwill. Goodwill is represented by the excess of purchase price over the fair value of the net assets acquired.

     (F) In connection with the Merger, CRIIMI MAE will acquire $212,484 of fixed assets from the CRI Mortgage Businesses. The fixed assets acquired by CRIIMI MAE from the CRI Mortgage Businesses are recorded at historical cost, which approximates fair value.

     (G) CRIIMI MAE will succeed in the Merger to aggregate indebtedness of approximately $9,100,000 of the CRI Mortgage Businesses.

          As discussed in Note 4(L), below, the historical interest expense of the CRI Mortgage Businesses was adjusted, based on terms specified in an agreement in principle by the lender to refinance the debt subsequent to the Merger, to represent such interest expense as if CRIIMI MAE had owed this debt under the refinancing terms during the three months ended March 31, 1995 and the year ended December 31, 1994. Under the proposed refinancing terms, interest will be calculated based on CRIIMI MAE's choice of one, two, or three-month LIBOR, plus 1.25 percent per annum.

     (H) Reflects the increase in par value and additional paid-in-capital of 2,761,290 common shares issued in connection with the Merger at a share price of $8.0625 ($.01 per share par value) and options for 3,000,000 Common Shares granted with a fair market value of $1,500,000. The share price was calculated as the average of the high and low sales prices of one common share as reported on the New York Stock Exchange on the Closing Date, pursuant to terms of the Merger Agreement.

               2,761,290 shares x $8.0525 per share........  $ 22,235,288
               Fair Market Value of options for 3,000,000
                 shares.....................................    1,500,000
                                                             ------------
                     Additional Paid-In-Capital............. $ 23,735,288
                                                             ============

4.   Adjustments to Pro Forma Consolidating Statements of Operations

     The following describes the pro forma adjustments to the Pro Forma Consolidating Statements of Operations for the three months ended March 31, 1995 and the year ended December 31, 1994 as if the Merger was consummated on January 1, 1994.

     (A) Reflects CRIIMI MAE's historical Statements of Operations for the three months ended March 31, 1995 and the year ended December 31, 1994.

     (B) Reflects the CRI Mortgage Businesses' historical Statements of Operations for the three months ended March 31, 1995 and the year ended December 31, 1994.

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


4.   Adjustments to Pro Forma Consolidating Statements of Operations -
       Continued

     (C) In connection with the Merger, the CRI Mortgage Businesses will sell the AIM subadvisory contracts and certain of the mortgage servicing assets to the Services Corporation in exchange for 15-year installment notes in the aggregate principal amount of $6,586,000 and bearing interest at 14 percent per annum. The installment notes will be amortizable over 15 years. As described in Note 4(F), CRIIMI MAE will also recognize equity in the net earnings of the Services Corporation. The following is a summary of CRIIMI MAE's pro forma earnings from the Services Corporation:

                                                 Three Months    Year
                                                     Ended       Ended
                                                   March 31,    December 31,
                                                    1995         1994
                                                 ------------   ------------

          Interest income on installment note $ 230,509 $ 922,035 Equity in earnings of the Services
            Corporation                               108,415       184,870
                                                 ------------   ------------
Earnings from the Services
            Corporation                          $    338,924  $  1,106,905
                                                 ============   ============


     (D) Since the AIM subadvisory contracts and certain mortgage servicing assets will be acquired by the Services Partnership, which is not consolidated, the income and related expenses of these contracts will be accounted for in the Services Partnership, not in CRIIMI MAE. Therefore, the operating results of these assets will be reflected on the equity method (see adjustment (E) below) and therefore must be eliminated in the CRIIMI MAE Pro Forma Consolidating Statements of Operations.

     (E) CRIIMI MAE, through CRIIMI Management, will own an 8 percent general partner interest in the Services Partnership after the consummation of the Merger. In connection with this ownership, CRIIMI MAE will receive its equity in the earnings from this investment. The following is a summary of the Services Partnership Pro Forma Condensed Income Statements for the three months ended March 31, 1995 and the year ended December 31, 1994:

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


4.   Adjustments to Pro Forma Consolidating Statements of Operations -
       Continued

                        Services Partnership
                      PRO FORMA CONDENSED INCOME STATEMENT


                                           Three Months          Year
                                              Ended             Ended
                                             March 31,       December 31,
                                               1995              1994
                                           ------------      ------------
AIM subadvisory fees                       $    427,409      $  1,696,094
Mortgage servicing fees from
  affiliates                                     59,383           242,578
Mortgage servicing fees                         207,594           554,214
                                           ------------      ------------
     Total income                               694,386         2,492,886
                                           ------------      ------------
General and administrative expenses             150,500           602,000
Amortization expense                            173,967           695,867
                                           ------------      ------------
     Total expenses                             324,467         1,297,867
                                           ------------      ------------
     Pro Forma net income                  $    369,919      $  1,195,019
                                           ============      ============
CRIIMI MAE's general partner interest                 8%                8%
                                           ------------      ------------
CRIIMI MAE's equity in earnings of
  Services Partnership                     $     29,594      $     95,602
                                           ============      ============
Services Corporation limited
  partnership interest                               92%               92%
                                           ------------      ------------
Services Corporation equity in earnings
  of Services Partnership                  $    340,325      $  1,099,417
                                           ============      ============

     (F) As discussed in Note 1, CRIIMI MAE will account for its investment in the Services Corporation on the equity method calculated as follows:

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


4.   Adjustments to Pro Forma Consolidating Statements of Operations -
       Continued

                              Services Corporation
                      PRO FORMA CONDENSED INCOME STATEMENT


                                             Three Months       Year
                                                Ended           Ended
                                              March 31,      December 31,
                                                 1995            1994
                                             ------------    ------------
   Equity in earnings of the
     Services Partnership and
     total revenue                           $    340,325    $  1,099,417
                                             ------------    ------------
   Interest expense on installment
      note payable                                230,509         922,035
   Current tax expense                              8,931          35,724
   Deferred tax benefit                           (13,236)        (52,942)
                                             ------------    ------------
        Total expenses                            226,204         904,817
                                             ------------    ------------
   Pro forma net income                      $    114,121    $    194,600
                                             ============    ============
   CRIIMI MAE's economic interest                      95%             95%
                                             ------------    ------------
   CRIIMI MAE's equity in earnings
     of Services Corporation                 $    108,415    $    184,870
                                             ============    ============

     (G) CRIIMI MAE is obligated to pay to the CRI Mortgage Businesses incentive fees and annual fees in connection with the management of CRIIMI MAE's operations. These fees are based upon the amount of mortgage investments held by CRIIMI MAE and the achievement of certain specified performance levels. Specifically, CRIIMI MAE currently pays .025 percent of the average face balance of mortgage investments and .375 percent of the average carrying value of mortgage investments. These adjustments represent the elimination of these fees paid to the CRI Mortgage Businesses and recognized as revenue by the CRI Mortgage Businesses, as this contract will be cancelled.

                                 Three Months      Year
                                    Ended          Ended
                                   March 31,    December 31,
                                     1995           1994
                                 ------------   ------------
               Annual Fee        $    732,385   $  2,567,101
               Incentive Fee               --        497,675
                                 ------------   ------------
                  Total          $    732,385   $  3,064,776
                                 ============   ============

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


4.   Adjustments to Pro Forma Consolidating Statements of Operations -
       Continued

     (H) CRIIMI MAE is obligated to pay to the CRI Mortgage Businesses mortgage selection fees in connection with the CRIIMI MAE advisory contract. These fees are payable up-front, subject to certain performance levels, and are based upon .75 percent of the purchase price of CRIIMI MAE's mortgage investments. These adjustments represent the elimination of these fees paid to the CRI Mortgage Businesses, as this contract will be cancelled:


                                 Three Months      Year
                                    Ended          Ended
                                   March 31,    December 31,
                                     1995               1994
                                 ------------   ------------
          Mortgage Selection Fee $         --   $  1,570,415
                                 ============   ============


     (I) CRIIMI MAE amortizes the mortgage selection fee as described in adjustment (H) above, over the life of the mortgage investments. Due to the cancellation of the advisory contract, the amortization of fees paid during the three months ended March 31, 1995 and the year ended December 31, 1994 are eliminated as follows:

                                 Three Months      Year
                                    Ended          Ended
                                   March 31,    December 31,
                                     1995           1994
                                 ------------   ------------
          Mortgage Selection Fee
            Amortization         $         --   $     52,347
                                 ============   ============

     (J) These adjustments represent amortization of the assets acquired by CRIIMI MAE, including goodwill, on the straight line method over the 10 year estimated life of the assets.

                                 Three Months      Year
                                     Ended         Ended
                                   March 31,    December 31,
                                     1995           1994
                                 ------------   ------------
          Amortization           $    715,710   $  2,862,838
                                 ============   ============

     (K) Weighted average shares outstanding is based on the actual number of days outstanding and is calculated as follows:

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


4.   Adjustments to Pro Forma Consolidating Statements of Operations -
       Continued

     1995      25,725,979 shares outstanding at December 31, 1994
                2,761,290 shares issued in connection with the Merger
               ----------

               28,487,269    x  90 days/90  days =          28,487,269
                  625,000(1) x  78 days/90  days =             541,667
                   37,477(2) x   0 days/90  days =                  --
                                                            ----------
                                                            29,028,936
                                                            ==========
          (1)  Represents common shares issued in 1995.
          (2) Represents common shares issued in connection with the Dividend Reinvestment Plan in March of 1995.

     1994      20,183,533 shares outstanding at December 31, 1993
                2,761,290 shares issued in connection with the Merger
               ----------
               22,944,823    x 365 days/365  days =    22,944,823
                5,000,000(1) x 291 days/365  days =     3,986,301
                  500,000(2) x  58 days/365  days =        79,452
                   42,446(3) x   1 day/ 365  days =           116
                                                       ----------
                                                       27,010,692
                                                       ==========

          (1) Represents common shares issued in an equity offering in March of 1994.
          (2)  Represents common shares issued in November of 1994.
          (3) Represents common shares issued in connection with the Dividend Reinvestment Plan in December of 1994.

     (L)  The following adjustments are made to interest expense:

                                      Three Months      Year
                                         Ended          Ended
                                        March 31,    December 31,
                                          1995           1994
                                      ------------   ------------
Interest expense-CRIIMI MAE
   pro forma (1)                      $    166,202   $    521,830
Interest expense-CRI Mortgage
   Businesses (1)                         (235,765)    (1,262,663)
Interest expense-corporate tax (2)          12,961         51,845
Interest expense-deferred
  compensation arrangement (3)             137,560        550,240
                                      ------------   ------------
Adjustment                            $     80,958   $   (138,748)
                                      ============   ============

          (1) CRIIMI MAE will succeed in the Merger to aggregate indebtedness of $9,100,000 currently owed by the CRI Mortgage Businesses. CRIIMI MAE refinanced this debt at an annual interest rate based on CRIIMI MAE's choice of one, two or three-month LIBOR, plus 1.25 percent on June 30, 1995. Interest expense in the Pro Forma Consolidating Statements of Operations is based on the average one-month LIBOR of

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


4.   Adjustments to Pro Forma Consolidating Statements of Operations -
       Continued

          6.0556 percent, during the three months ended March 31, 1995, plus
          1.25 percent and the average one-month LIBOR of 4.4844 percent, during the year ended December 31, 1994, plus 1.25 percent. The Pro Forma Balance Sheet reflects this additional aggregate indebtedness of $9,100,000 as of March 31, 1995.

          (2) CRIIMI MAE is obligated to pay interest expense to the Federal Government with respect to unrecognized gain related to its installment notes receivable from Services Corporation on the excess of the installment notes greater than $5,000,000.

          (3) CRIIMI MAE will pay interest expense on the liability related to the deferred compensation arrangement discussed in adjustment 3(D) above. Interest on the deferred compensation obligation will be based on the bank's prime rate (9% as of the date of the Merger) plus 2.0 percent.

     (M) These adjustments to interest income ($737 and ($381,986) for the three months ended March 31, 1995 and the year ended December 31, 1994, respectively) reflect paydowns on the CRI Receivable balance during 1994 so that interest income on a pro forma basis is recognized as though the CRI Receivable balance discussed above in 3(D) had been $5,002,183 since the beginning of the period presented. Interest on the CRI Receivable will be based on the bank's prime rate (9% as of the date of the Merger) plus 2.0 percent.

5.   Reconciliation of Pro Forma Net Income to Pro Forma
     Tax Basis Income

     A reconciliation of pro forma net income to pro forma tax basis income for the three months ended March 31, 1995 and the year ended December 31, 1994 is as follows. Tax basis income is the primary basis for dividend payments to shareholders:

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

5.   Reconciliation of Pro Forma Net Income to Pro Forma
     Taxable Income - Continued

                                                               Reconciliation to
                                                                    Pro Forma
                                                               Tax Basis Income
                                                Three months ending            Year ending
                                                        March 31,              December 31,
                                                          1995                     1994
                                                   ----------------            -------------
Pro forma net income for financial
  reporting purposes                               $      4,993,965            $  26,717,690

Adjustments to tax basis income:

  Historical Adjustments
       Adjustment due to accounting for
         subsidiary as a pooling for
         financial statement purposes
         and a purchase for tax purposes                  4,460,425                3,610,806
       Income from investment in insured
         mortgage funds and advisory
         partnership                                         32,945                   (7,462)
       Mortgage dispositions                                 11,518                  200,195
       Amortization of original issue discount              119,634                  187,305
       Interest expense                                    (594,919)                 167,631
       Provision for settlement of litigation                    --                 (557,340)
       Other                                                  2,935                   (4,831)
                                                   ----------------            -------------
       Pro forma tax basis income                         9,026,503               30,313,994

  Pro Forma Adjustments
       Amortization                                         715,710                2,862,838
       Capital gain on installment sale                     260,831                  781,434
       Equity in earnings in subsidiaries                   (94,498)                (129,201)
                                                   ----------------            -------------
Pro forma tax basis income, as adjusted            $      9,908,546               33,829,065

Common shares outstanding for tax purposes               29,112,269(1)            28,070,850(1)
                                                   ----------------            -------------
Tax basis income per share                         $            .34            $        1.21
                                                   ================            =============

(1) Common shares outstanding for the three months ended March 31, 1995 and the year ended December 31, 1994 is calculated as follows for tax purposes (for tax purposes, shares held as of the record date are considered to be outstanding throughout the respective periods):

1995      25,725,979 shares outstanding at December 31, 1994
           2,761,290 shares issued in connection with the Merger
          ----------
          28,487,269    x 90 days/90 days =       28,487,269
             625,000(a) x 90 days/90 days =          625,000
              37,477(b) x  0 days/90 days =               --
                                                  ----------

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

5.   Reconciliation of Pro Forma Net Income to Pro Forma
     Taxable Income - Continued

                                                  29,112,269
                                                  ==========
     (a)  Represents common shares issued in 1995
     (b) Represents common shares issued pursuant to the Dividend Reinvestment Plan in March of 1995 after the record date for the first quarter distribution.

                                 CRIIMI MAE INC.

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

5.   Reconciliation of Pro Forma Net Income to Pro Forma
     Taxable Income - Continued

1994      20,183,533 shares outstanding at December 31, 1993
           2,761,290 shares issued in connection with the Merger
          ----------
          22,944,823    x 365 days/365 days =          22,944,823
           5,000,000(a) x 365 days/365 days =           5,000,000
             500,000(b) x  92 days/365 days =             126,027
              42,446(c) x   0 days/365 days =                  --
                                                       ----------
                                                       28,070,850
                                                       ==========
     (a)  Represents common shares issued in an equity offering in March of 1994
     (b)  Represents common shares issued in November of 1994.
     (c)  Represents common shares issued pursuant to the Dividend
          Reinvestment Plan in December of 1994, after the record date for the fourth quarter distribution.